UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2013

Commission file number 000-51384

INTERMETRO COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	88-0476779
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2685 Park Center Drive, Building A,
Simi Valley, California 93065
(Address of principal executive offices)  (zip code)

(805) 433-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of  (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On June 28, 2013, InterMetro Communications, Inc., and its subsidiaries (the “Company”) sold 420,000 shares of Series A2 Preferred Stock together with warrants to purchase 420,000 shares of common stock at an exercise price of $0.20 per share in exchange for a total purchase price of $420,000. The securities were sold to accredited investors in a private placement exempt from registration under Regulation D of the Securities Act of 1933, as amended. The Series A2 Preferred stock may be converted into shares of common stock at a conversion rate of 6.66 shares of common stock for each share of Series A2 Preferred.

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 5, 2013
INTERMETRO COMMUNICATIONS, INC.

By:           /s/ David Olert
David Olert
Chief Financial Officer
(Principal Accounting Officer)